SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)             April 23, 2002

                        TIBCO Software Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue
Palo Alto, California 94304-1213
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code:                (650) 846-1000

                                                     Not Applicable
(Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.

On April 23, 2002, TIBCO Software Inc., a Delaware corporation (“TIBCO” or the “Registrant”), acquired Talarian Corporation, a Delaware corporation (“Talarian”), by the statutory merger (the “Merger”) of Talarian with and into Panther Acquisition Corp., a Delaware corporation and wholly owned subsidiary of TIBCO. The Merger was accomplished pursuant to the Agreement and Plan of Merger, dated as of January 4, 2002, among TIBCO, Panther and Talarian, and a related Certificate of Merger (collectively, the “Merger Agreements”). The Merger occurred following the approval of the Merger Agreements by the stockholders of Talarian pursuant to a stockholders meeting held on April 23, 2002 and satisfaction of certain other closing conditions. As a result of the Merger, TIBCO became the owner of 100% of the issued and outstanding shares of Talarian common stock and each outstanding share of Talarian common stock was converted into the right to receive (i) $2.65 in cash, without interest, and (ii) 0.21793 of a share of TIBCO common stock (the “Merger Consideration”).

A total of approximately $59,318,183 and 4,878,193 shares of TIBCO common stock will be paid and issued to the former Talarian stockholders and optionholders in exchange for the acquisition by TIBCO of all outstanding Talarian common stock and all unexpired and unexercised options to acquire Talarian common stock. Options to acquire Talarian common stock were assumed by TIBCO in the Merger and remain outstanding as options exercisable for the Merger Consideration.

No fractional shares of TIBCO common stock will be issued in connection with the Merger. In lieu thereof, any holder of Talarian common stock that would otherwise have been entitled to receive a fractional share of TIBCO common stock will paid the cash value of such fractional shares, which will be determined by multiplying (i) the fractional share of TIBCO common stock that any holder of Talarian common stock would otherwise be entitled to receive as a result of the Merger (after aggregating all fractional shares of TIBCO common stock that such holder would otherwise be entitled to receive) by (ii) $9.91, representing the average of the closing sales prices for one share of TIBCO common stock as reported on the Nasdaq National Market for the ten consecutive trading days ending (and including) April 22, 2002 (one day prior to the closing date of the Merger).

The shares issuable to the former stockholders of Talarian will be issued pursuant to a registration statement on Form S-4, pursuant to the Securities Act of 1933, as amended, which became effective as of March 21, 2002.

The Merger was structured as a forward triangular merger that is expected to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

The aggregate Merger Consideration payable and issuable by TIBCO as a result of the Merger was determined through arms’ length negotiations among the parties to the Merger Agreements.

On April 24, 2002, TIBCO issued a press release relating to the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)    Financial Statements.

The Registrant previously reported the financial statements required by paragraph (a) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in its Registration Statement on Form S-4 (File No. 333-82138) filed on February 5, 2002.

(b)    Pro Forma Financials.

The Registrant will provide the pro forma financial information required by paragraph (b) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Exchange Act within 60 days after the date that the initial report on this Form 8-K must be filed.

(c)    Exhibits.

2.1	*	Agreement and Plan of Merger dated as of January 4, 2002 by and among TIBCO Software Inc., Panther Acquisition Corp. and Talarian Corporation.

2.2	*	Form of Voting Agreement dated as of January 4, 2002 by and among TIBCO Software Inc. and each of certain individual stockholders of Talarian Corporation.

99.1		Press Release of TIBCO Software Inc. dated April 24, 2002.

*	Previously filed as an exhibit to the Registrant’s Form 8-K (File No. 000-26579) filed on January 10, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 6, 2002

TIBCO SOFTWARE INC.

By:	/s/ ROBERT P. STEFANSKI
Robert P. Stefanski Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBIT

Exhibit Number	Description of Exhibit
2.1*	Agreement and Plan of Merger dated as of January 4, 2002 by and among TIBCO Software Inc., Panther Acquistion Corp. and Talarian Corporation.

2.2*	Form of Voting Agreement dated as of January 4, 2002 by and among TIBCO Software Inc. and each of certain individual stockholders of Talarian Corporation.

99.1	Press Release of TIBCO Software Inc. dated April 24, 2002.

*	Previously filed as an exhibit to the Registrant’s Form 8-K (File No. 000-26579) filed on January 10, 2002.